UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2006

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

Attached hereto as Exhibit 10.1 and incorporated by reference herein is the Third Amendment to Iron Mountain Incorporated’s Seventh Amended and Restated Credit Agreement, dated as of July 8, 2004, among Iron Mountain Incorporated, Iron Mountain Canada Corporation, the several banks and other lending institutions or entities from time to time parties thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, National Association and The Bank of Nova Scotia, as Co-Documentation Agents, JPMorgan Chase Bank, Toronto Branch, as the Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as arranger and bookrunner.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1

Third Amendment, dated as of August 16, 2006, to the Seventh Amended and Restated Credit Agreement, dated as of July 8, 2004, as amended, among Iron Mountain Incorporated, Iron Mountain Canada Corporation, the several banks and other lending institutions or entities from time to time parties thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, National Association and The Bank of Nova Scotia, as Co-Documentation Agents, JPMorgan Chase Bank, Toronto Branch, as the Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as arranger and bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
By: /s/ John F. Kenny, Jr.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: August 29, 2006